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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8 - A
                               -------------------

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                                  MetLife, Inc.
             (Exact name of registrant as specified in its charter)


                Delaware                             13-4075851
(State of incorporation or organization)    (I.R.S. Employer Identification No.)


One Madison Avenue, New York, New York                    10010
(Address of principal executive offices)               (Zip Code)


                             MetLife Capital Trust I
             (Exact name of registrant as specified in its charter)


             Delaware                                  13-7233755
(State of incorporation or organization)    (I.R.S. Employer Identification No.)


One Madison Avenue, New York, New York                   10010
(Address of principal executive offices)               (Zip Code)


If this Form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. /X/

If this Form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. / /

Securities Act registration statement file number to which this Form relates:
333-32074 and 333-32074-01

Securities to be registered pursuant to Section 12(b) of the Act:

      Title of each class                        Name of each exchange on which
      To be so registered                        each class is to be registered
 Equity Security Units                               New York Stock Exchange


Securities to be registered pursuant to Section 12(g) of the Act:

                                      None



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Item 1.    Description of Registrants' Securities
           to be Registered

           Equity Security Units

           The description of the Registrants' Equity Security Units is incorporated by reference to the information appearing under "Description of the Units" in the Registrants' Preliminary Prospectus which forms a part of Registrants' Registration Statement on Form S-1, filed March 9, 2000, and amended on March 29, 2000 (File Nos. 333-32074 and 333- 32074-01).

Item 2.    Exhibits

            The following exhibits are filed herewith (or incorporated by reference as indicated below):

            1. Form of Amended and Restated Certificate of Incorporation of MetLife, Inc.*

            2.    Form of Amended and Restated By-Laws of MetLife, Inc.*

            3. Form of Indenture between MetLife, Inc. and The Bank of New York, as trustee, relating to the debentures*

            4. Form of First Supplemental Indenture between MetLife, Inc. and The Bank of New York, as trustee, relating to the debentures*

            5.    Certificate of Trust of MetLife Capital Trust I*

            6.    Declaration of Trust of MetLife Capital Trust I*

            7. Form of Amended and Restated Declaration of Trust of MetLife Capital Trust I*

            8. Form of Capital Securities Guarantee Agreement for MetLife Capital Trust I*

            9.    Form of Capital Security Certificate of MetLife Capital Trust
                  I*

            10.   Form of Purchase Contract Agreement*

            11.   Form of Pledge Agreement*

            12.   Form of Debenture*

            13.   Form of Normal Unit*

            14.   Form of Stripped Unit*

* Filed as an exhibit to the Registrants' Registration Statement on Form S-1 (Registration Nos. 333-32074 and 333-32074-01) and incorporated herein by reference.




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                                   SIGNATURES


           Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: March 31, 2000


                      METLIFE, INC.


                        By:    /s/ Gwenn L. Carr
                             ------------------------------------
                             Name: Gwenn L. Carr
                             Title:  Vice-President and Secretary

                      METLIFE CAPITAL TRUST I


                      By   MetLife, Inc., as Sponsor


                      By:    /s/ Gwenn L. Carr
                           ---------------------------------
                           Name: Gwenn L. Carr
                           Title: Vice-President and
                                  Secretary


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